Exhibit 99.1

NEWS RELEASE

McDermott Receives Continued Listing Standard Notice from NYSE

HOUSTON, December 13, 2019 — McDermott International, Inc. (NYSE:MDR) (“McDermott” or the “Company”) announced that it was formally notified today by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s shares of common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on the NYSE.

The Company plans to notify the NYSE of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements. Under the NYSE’s rules, the cure period extends for six months following today’s receipt of the notification.

The company’s shares of common stock continue to trade on the NYSE, subject to compliance with other continued listing requirements.

Under the NYSE rules, the Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period, its common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Failure to satisfy the conditions of the cure period or to maintain other listing requirements could lead to a delisting.

Today’s NYSE notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

About McDermott

McDermott is a premier, fully integrated provider of technology, engineering and construction solutions to the energy industry. For more than a century, customers have trusted McDermott to design and build end-to-end infrastructure and technology solutions to transport and transform oil and gas into the products the world needs today. Our proprietary technologies, integrated expertise and comprehensive solutions deliver certainty, innovation and added value to energy projects around the world. Customers rely on McDermott to deliver certainty to the most complex projects, from concept to commissioning. It is called the “One McDermott Way.” Operating in over 54 countries, McDermott’s locally focused and globally-integrated resources include approximately 32,000 employees, a diversified fleet of specialty marine construction vessels and fabrication facilities around the world. To learn more, visit www.mcdermott.com.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact McDermott’s actual results of operations. These forward-looking statements include, among other things, statements about: the Company’s expectation to regain compliance with NYSE listing rules; and the non-acceleration of the Company’s debt. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: risks attendant to ongoing negotiations with various third parties; adverse changes in the markets in which we operate or credit markets; our inability to successfully execute on contracts in backlog; changes in project design or schedules; the availability of qualified personnel; changes in the terms, scope or timing of contracts; contract cancellations; change orders and other modifications and actions by our customers and other business counterparties; changes in industry norms; and adverse outcomes in legal or other dispute resolution proceedings. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

Contacts:

Investor Relations

Scott Lamb

Vice President, Investor Relations

+1 832 513 1068

Scott.Lamb@McDermott.com

Global Media Relations

Gentry Brann

Senior Vice President, Communications, Marketing and Administration

+1 281 870 5269

Gentry.Brann@McDermott.com

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